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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectuses pertaining to the Health Care and Retirement Corporation Stock Option Plan for Outside Directors and the Health Care and Retirement Corporation Amended Stock Option Plan for Key Employees of our report dated January 27, 1998 with respect to the consolidated financial statements and schedule of Health Care and Retirement Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Toledo, Ohio
September 23, 1998